UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

GLOBAL BRASS AND COPPER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 N. Martingale Road Suite 1050 Schaumburg, IL		60173
(Address of principal executive offices)		(Zip Code)

(847) 240-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 22, 2014, Global Brass and Copper Holdings, Inc. (the “Company”) held its annual meeting of stockholders. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders:

		Shares Voted For	Shares Withheld	Broker Non-Votes
Election of directors
Martin E. Welch, III		15,098,995	1,614,229	1,924,933
Ronald C. Whitaker		15,098,995	1,614,229	1,924,933

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Ratification of appointment of independent registered public accounting firm	17,161,139	1,471,942	5,076
Advisory approval of the Company’s executive compensation	14,792,115	1,630,382	290,727	1,924,933

	1 YEAR	2 YEAR	3 YEAR	Abstentions
Advisory approval of the frequency of future advisory votes on executive compensation	15,433,548	61,730	1,105,291	112,655

Consistent with the prior recommendation of the Board of Directors of the Company and the advisory stockholder vote on the desired frequency of future advisory votes on executive compensation, the Company will include the advisory vote on executive compensation annually in its proxy materials until the next required vote on the frequency of such vote.

Section 8 – Other Events

Item 8.01	Other Events.

On May 23, 2014, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.0375 per share on the Company’s common stock for the first quarter of 2014 that will be paid on June 13, 2014, to shareholders of record on the close of business on June 3, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release, dated May 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

Date: May 23, 2014	By:	/s/ Scott B. Hamilton
		Name:	Scott B. Hamilton
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated May 23, 2014

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